Exhibit 8

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP - CONDITIONS APPLICABLE TO CREDITS FROM THE BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES

1.	DEFINITIONS AND REFERENCES - The terms and expressions used in capital letters herein have their meanings according to the list of definitions of the Judicial Reorganization Plan (“Plan”), except when otherwise defined in this Exhibit, the Exhibit of Definitions (Exhibit I) or the Unified Revenue Assignment and Binding Agreement and Other Covenants, as amended.

1.1       Whenever there is a reference to Clauses in this Exhibit, the reference will be to this Exhibit, unless expressly provided that the reference is to any Clause of the Plan.

2.	CONFESSION AND ACKNOWLEDGEMENT OF DEBT - By this Exhibit (“Exhibit”), Debtors under Judicial Reorganization acknowledge as right and exact the debt with BNDES in the amount of three billion, three hundred and twenty-six million, nine hundred and fifty-one thousand, five hundred and twenty-five Reais and thirty centavos (BRL 3,326,951,525.30), assessed on the Request Date, 06/20/2016, as listed in the general creditors’ list, corresponding to the total debt balance with BNDES subject to judicial reorganization.

2.1       This Exhibit 4.2.4 constitutes, together with the Unified Revenue Assignment and Binding Agreement, as amended under the terms of the exhibit to this Exhibit 4.2.4, a specific document for the purposes of Clause 11.2 of the Plan.

3.	INTEREST - The principal of the debt by Debtors under Judicial Reorganization, as defined in Clause 2 (Confession and Acknowledgment of Debt) above, will bear interest of 2.946372% per year (as remuneration), over the Long-Term Interest Rate - TJLP, disclosed by the Central Bank of Brazil, according to the following system:

I - When the TJLP is higher than six percent (6%) per year:

a)	The amount corresponding to the portion of the TJLP that exceeds six percent (6%) per year will be capitalized, since the Judicial Ratification of the Plan, on the fifteenth (15th) day of each month and on its maturity or settlement, subject to the provisions of Clauses 9 and 9.1 (Maturity on Public Holidays), and assessed through the incidence of the following capitalization term on the debt balance, considering all financial events that occurred in the period:

TC = [(1 + TJLP)/1.06]n/y - 1 (capitalization term equal to, opens bracket, ratio between TJLP plus unit, and one integer and six hundredths, closes bracket, raised to the power corresponding to the ratio between “n” and “y”, deducting the unit), being:

TC - capitalization term;

TJLP - Long-Term Interest Rate, disclosed by the Central Bank of Brazil; and

n - number of days between the date of the financial event and the date of capitalization, maturity or settlement of the obligation, considering as financial event any and all facts of a financial nature that result or may result in a change in the debt balance of this Exhibit.

y - number of days in the year (365 or 366, if it is a leap year).

b)	The percentage of 2.946372% per year over the TJLP (remuneration), referred to in the “head provision” of this Clause, plus the non-capitalized portion of the TJLP of six percent (6%) per year, will be levied on the debt balance, on the due dates of the interest mentioned in Clause 3.2 or on the date of maturity or settlement of the debt of this Exhibit, subject to the provisions of subitem “a”, and considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates mentioned above.

II - When the TJLP is equal to or lower than six percent (6%) per year:

The percentage of 2.946372% per year over the TJLP (remuneration), referred to in the “head provision” of this Clause, plus the TJLP itself, will be levied on the debt balance, on the due dates of the interest mentioned in Clause 3.2 or on the date of maturity or settlement of the debt of this Exhibit, considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates mentioned above.

3.1       The amount referred to in item I, subitem “a”, which will be capitalized, incorporating the principal of the debt, will be payable under the terms of Clause 5 (Amortization).

3.2       The amount assessed under the terms of item I, subitem “b”, or item II will be capitalized on the fifteenth (15th) day of each month from the Judicial Ratification of the Plan until the forty-eighth (48th) month counted from the Judicial Ratification of the Plan, being payable monthly from (and including) the forty-ninth (49th) month counted from the Judicial Ratification of the Plan, and on the expiration or settlement of this Exhibit, subject to the provisions of Clauses 9 and 9.1 (Maturity on Public Holidays).

4.	PROCESSING AND COLLECTION OF DEBT - The collection of principal and charges will be made by means of a collection document issued by BNDES, in advance, for Debtors under Judicial Reorganization to settle such obligations on their maturity dates.

4.1       The failure to receive the collection document will not release Debtors under Judicial Reorganization from the obligation to pay the principal amount and charges on the dates set forth herein.

4.2       BNDES will make available to Debtors under Judicial Reorganization the information, data and calculations that serve as a basis for assessing the amounts due.

5.	AMORTIZATION - The principal of the debt resulting from this Exhibit must be paid to BNDES in one hundred and eight (108) monthly and successive installments, payable from (and including) the seventy-third (73rd) month counted from the Judicial Ratification of the Plan, according to the following scheme:

a)       nineteen integers and eight tenths per cent (19.8%) in sixty (60) installments, each of them in the amount of the principal to become due of the updated debt corresponding to this percentage, divided by the number of installments not yet due, with the first being due on the fifteenth day of the seventy-third (73rd) month counted from the Judicial Ratification of the Plan and the last on the fifteenth day of the one hundredth and thirty-second (132nd) month counted from the Judicial Ratification of the Plan, subject to the provisions of Clause 9 (Maturity on Public Holidays) hereof;

b)       seventy-eight integers and forty-nine hundredths percent (78.49%) in forty-seven (47) installments, each of them in the amount of the principal to become due of the updated debt corresponding to this percentage, divided by the number of installments not yet due, with the first being due on the fifteenth day of the one hundredth and thirty-third (133rd) month counted from the Judicial Ratification of the Plan and the last on the fifteenth day of the one hundredth seventy-ninth (179th) month counted from the Judicial Ratification of the Plan, subject to the provisions of Clause 9 (Maturity on Public Holidays) hereof;

c)       an installment in the amount of the principal to become due of the remaining updated debt, being due on the fifteenth day of the one hundredth and eightieth (180th) month counted from the Judicial Ratification of the Plan, subject to the provisions of Clause 9 (Maturity on Public Holidays) hereof;

5.1       Debtors under Judicial Reorganization undertake to settle up to the fifteenth day of the one hundredth and eightieth (180th) month counted from the Judicial Ratification of the Plan, the date of the last amortization installment, all the obligations hereof.

5.2.       Early Payment of Secured Credits: in the event of disposal of UPI’s assets, it is hereby agreed that a part of the funds from the disposal of UPI Movable Assets to be paid by the winner of the respective Competitive Bidding Procedure and buyer of UPI Movable Assets shall be directly allocated by said buyer for early payment, in a single installment, of one hundred percent (100%) of the remaining amount of the respective Secured Credits (“Early Payment of Secured Credits”), by means of a collection document to be issued by the respective Secured Creditor, and in this case (i) no discount shall apply to the respective Secured Credits to be paid in advance, and (ii) no collection by the Secured Creditors or any payment by the Oi Group of any additional amount to the respective Secured Creditors due to the Early Payment of Secured Credits shall be applicable, including potential fees, fines, penalties or indemnifications, subject to the provisions of Clause 4.2.5.1 of the Plan, as amended.

5.3.       For the purposes of Clause 4.2.5 of the Plan, as amended, and Clause 5.2 hereof, Debtors shall provide in the respective Sale and Purchase Agreement to be entered into by the respective Debtors and the winner of the Competitive Bidding Procedure for the disposal of UPI Movable Assets, as provided for in Clause 5.3.9.10 of the Plan, as amended, and in Exhibit 5.3.9.1 (“UPI Movable Assets SPA”), as one of the acts of closing of the disposal of UPI Movable Assets, in the form of the respective Sale and Purchase Agreement, the obligation for the said winner to allocate part of the funds to be paid to Debtors in consideration of the acquisition of UPI Movable Assets directly to the Secured Creditors for the full early payment, regardless of any price adjustment and payment schedule to be set forth in the respective Sale and Purchase Agreement to be entered into within the scope of the disposal of UPI Movable Assets, of Secured Credits.

5.3.1.       The obligation of the buyer of UPI Movable Assets to allocate a part of the funds to be paid to Debtors in consideration of the acquisition of UPI Movable Assets directly to the full settlement of the Secured Credits does not hold Debtors harmless from fulfilling the obligation to settle in advance, in a single installment, 100% of the Secured Credits as set forth above and in the Plan, as amended, as one of the acts of closing of the disposal of UPI Movable Assets, regardless of any price adjustment and payment schedule to be set forth in the respective Sale and Purchase Agreement to be executed within the scope of the disposal of UPI Movable Assets.

5.4       Any and all amounts to be paid to the Secured Creditors directly by the respective winner of the Competitive Bidding Procedure for disposal of UPI Movable Assets, on the terms of this Clause 4.2.5 of the Plan, as amended, shall be limited to the total remaining balance of the credits held by the respective Secured Creditor updated on the date when the Early Payment of Secured Credits is made, including pro rata interest calculated until the date when the Early Payment of Secured Credits is made.

6.	HYPOTHESIS OF MANDATORY EARLY PAYMENT - Always up to one hundred and fifty (150) days after the end of the fiscal year, starting from the end of the fiscal year of the year of the Ratification of the Plan, Debtors under Judicial Reorganization shall:

a)	calculate the Generation of Cash Sweep for the respective ended fiscal year, based on the audited financial statements of Debtors under Judicial Reorganization; and

b)	use the Generation of Cash Sweep for the fiscal year that ended for distribution that is proportional (pro rata) to the balances, at the time of distribution, to certain creditors in accordance with the Plan, with the consequent proportional reduction of the balance of the respective credits and limited to the amount the credit of those creditors (“Offer for Generation of Cash Sweep”).

For the purposes of this clause:

“Capital Increase” will be defined based on the final structure of such capital increase in the scope of the approval of the Judicial Reorganization Plan.

“Generation of Cash Sweep” From the sixth (6th) fiscal year after the date of Judicial Ratification of the Plan, the OI GROUP will allocate to certain creditors, according to the Plan, the amount equivalent to seventy percent (70%) of the Cash Balance exceeding the Minimum Cash Balance.

“Cash Balance” means the sum of the following consolidated active balance sheet accounts: 1.01.01 Cash and Cash Equivalents; and 1.01.02 Financial Investments; assessed in Oi’s consolidated annual financial statements.

“Minimum Cash Balance”, with respect to any fiscal year, means the highest amount between: (1) 25% of the sum of OPEX and CAPEX for the respective fiscal year, calculated annually based on Oi’s annual consolidated financial statements for the respective fiscal year; or (2) five billion Reais (BRL 5,000,000,000.00). Additionally, during (i) the five (5) fiscal years following the year in which the Capital Increase - New Funds is concluded, as defined in the Judicial Reorganization Plan, any funds arising from the Capital Increase - New Funds will be added to the calculation of the Minimum Cash Balance; and (ii) the four (4) fiscal years following the year in which Oi’s capital increase may be concluded, any funds arising from the respective capital increase will be added to the calculation of the Minimum Cash Balance.

6.1.       The distribution of revenue within the Offer for Generation of Cash Sweep shall be proportional (pro rata) to the balances, at the time of distribution, of credits to certain creditors as provided for in the Plan. The remaining balance of such credits, after payment resulting from the Offer for Generation of Cash Sweep, will be recalculated and adjusted under the terms of the Plan.

7.	RESTRICTION ON DIVIDEND PAYMENTS - Until the sixth (6th) anniversary of the date of the Judicial Ratification of the Plan, as applicable, Debtors under Judicial Reorganization and any Relevant Controlled Company may not declare or pay any dividends, capital return or make any other payment or distribution on (or related to) the shares of the capital stock or any Relevant Controlled Company (including any payment in connection with any merger or consolidation involving Debtors under Judicial Reorganization or any Relevant Controlled Company).

The declaration or payment of the following are excluded from the restrictions described in this item:

(A)       dividends, capital return or other distributions exclusively from the Controlled Companies to Debtors under Judicial Reorganization or to any other Relevant Controlled Company;

(B)       payments by Debtors under Judicial Reorganization or any Relevant Controlled Company to dissenting shareholders in accordance with the applicable legislation made after the Ratification of the Plan and which are not prohibited under this Exhibit and the Plan;

(C)       any payment of dividend made in accordance with the Plan.

7.1.       After the sixth (6th) anniversary of the date of Judicial Ratification of the Plan, as applicable, Debtors under Judicial Reorganization and any Relevant Controlled Company shall be authorized to declare or pay any dividend, capital return, or make any other payment or distribution on (or related to) the shares issued thereby (including any payment related to any merger or consolidation involving Debtors under Judicial Reorganization or any Relevant Controlled Company) only if Oi’s consolidated net debt quotient (that is, Financial Credits, deducted from Cash, plus Anatel Credits) / EBITDA of the fiscal year ended immediately before the declaration or payment is equal to or lower than two (2). After the Capital Increase with Capitalization of Credits and the Capital Increase New Funds are held, the payment of dividends, capital return or any other payment or distribution on (or related to) the shares issued thereby (including any payment related to any merger or consolidation involving any Debtor under Judicial Reorganization) shall be authorized if Oi’s consolidated net debt quotient (that is, Financial Credits, deducted from Cash) / EBITDA of the fiscal year ended immediately before the declaration or payment is equal to or lower than two (2), and it is hereby agreed that there shall be no restriction on the distribution of dividends after the full payment of the Financial Credits.

The declaration or payment of the following are excluded from the restrictions described in item (7.1) above:

(A)       dividends, capital return or other distributions exclusively from the Controlled Companies to Debtors under Judicial Reorganization or to any other Relevant Controlled Company;

(B)       payments by Debtors under Judicial Reorganization or any Relevant Controlled Company to dissenting shareholders in accordance with the applicable legislation made after the Date of Judicial Reorganization Plan and which are not prohibited under this Exhibit and the Plan;

(C)       any payment of dividend made in accordance with the Plan.

8.	CHANGE TO THE LEGAL CRITERIA FOR REMUNERATION OF FUNDS ORIGINATING FROM PIS/PASEP AND FAT FUND – In the event that the legal criteria for remuneration of funds transferred to BNDES, originating from the PIS/PASEP Participation Fund and the Worker Support Fund - FAT, is replaced, the remuneration provided for in Clause 3 (“Interest”) may, at the discretion of BNDES, be carried out using the new criterion for remuneration of the referred or any other funds indicated by BNDES, which, in addition to preserving the real value of the operation, remunerates it at the same previous levels. In this case, BNDES will communicate the change, in writing, to Debtors under Judicial Reorganization.

9.	MATURITY ON PUBLIC HOLIDAYS - Any payment due for the amortization of principal and charges that occurs on Saturdays, Sundays or national, state, district or municipal holidays, including banking holidays, shall, for all purposes and effects of this Exhibit, be moved to the first subsequent business day, the charges being calculated up to that date, and beginning, also from that date, on the next regular period for assessing and calculating the charges of this Exhibit.

9.1       For the purposes of Clause 9, unless expressly provided for otherwise, the holidays where the headquarters of Debtors under Judicial Reorganization are located, the address of which is indicated in the Plan, will be considered.

10.	SPECIAL OBLIGATIONS OF DEBTORS UNDER JUDICIAL REORGANIZATION- Debtors under Judicial Reorganization are obliged to:

I - comply with, as appropriate, until the final settlement of the debt resulting from this Exhibit, the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of December 16, 1991, Resolution No. 863, of March 11, 1996, Resolution No. 878, of September 4, 1996, Resolution No. 894, of March 6, 1997, Resolution No. 927, of April 1, 1998, Resolution No. 976, of September 24, 2001, Resolution No. 1,571, of March 4, 2008, Resolution No. 1,832, of September 15, 2009, Resolution No. 2,078, of March 15, 2011, Resolution No. 2,139, of August 30, 2011, Resolution No. 2,181, of November 8, 2011, Resolution No. 2,556, of December 23, 2013, Resolution No. 2,558, of December 23, 2013, Resolution No. 2,607, of April 8, 2014, Resolution No. 2,616, of May 6, 2014, and Resolution No. 3,148, of May 24, 2017, all from the BNDES Board of Directors, published in the Federal Official Gazette (Section I), of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011, November 17, 2011, January 24, 2014, February 14, 2014, May 6, 2014, September 3, 2014 and June 2, 2017, respectively, the copy of which, available on the BNDES official website (www.bndes.gov.br), has already been delivered to Debtors under Judicial Reorganization, who, after becoming aware of the entire contents thereof, declare to accept it as integral and inseparable part of this Exhibit and the Plan, for all legal purposes and effects;

II - comply with its obligations towards the environmental agencies, during the term of this Exhibit;

III - comply with, during the term of this Exhibit, the provisions of the legislation applicable to people with disabilities;

IV - notify BNDES, within thirty (30) calendar days from the date they become aware, that they, or any of its controlling companies, controlled companies, or even any of the respective managers, employees, agents, representatives, as well as, when related to the project, suppliers, contractors or subcontractors are involved in investigation, inquiry, action, procedure and/or proceeding, whether judicial or administrative, conducted by a national or foreign administrative or judicial authority, regarding the practice of the following acts, provided that they are not under secrecy or closed proceeding:

a)	harmful acts or crimes, against the economic or tax order, the financial system, the capital market or the public administration, whether national or foreign, of “laundering” or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

b)	acts that imply child labor, slave labor, environmental crime or infraction and damage to the environment;

V - not to offer, promise, give, authorize, request or accept, directly or indirectly, any undue, pecuniary or any kind of advantage, related in any way to the purpose hereof, as well as not to commit harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market or the public administration, whether national or foreign, of “laundering” or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in the applicable national and/or foreign legislation;

VI - not to perform acts that implying discrimination of race or gender, child labor, slave labor, or that characterize moral or sexual harassment, or that imply a crime against the environment;

VII - take all measures within its power to prevent its managers or its controlled companies; its employees, agents or representatives; as well as suppliers, contractors or subcontractors related to the project from practicing the acts described in items V and VI;

VIII - inform BNDES, on the date of the event, the name and Individual Taxpayers’ Register of the Ministry of Finance (CPF/MF) number of a person who, exercising a paid function or being one of its owners, controllers or officers, has been certified or invested in office as a Federal Representative or Senator;

IX - without prior authorization of BNDES, not to assign, bind, or constitute a pledge or encumbrance on the right(s) or revenue(s) given as guarantee to BNDES;

X - submit to BNDES, annually, until the end of the contractual amortization period, the representation referred to in subitem “a” of item V of Clause 12 (Representations of Debtors under Judicial Reorganization);

XI - submit, annually, no later than April 30 of the following year, the financial statements of Debtors under Judicial Reorganization with the base date of December 31, audited by an independent audit company, registered with the Securities and Exchange Commission, until the final settlement of all obligations undertaken herein;

XII - during the term of this Exhibit, comply with its obligations to the National Telecommunications Agency - ANATEL, the non-compliance of which could cause damage to the implementation of the project, and/or significantly affect the quality of the service provided, and/or affect the payment capacity of Debtors under Judicial Reorganization;

XIII - not to provide, unless with previous and express authorization of BNDES, first-rate mortgage guarantees or bank surety in Brazil, in an amount higher than one hundred million US dollars (US$ 100,000,000.00) per year, for the benefit of other long-term creditors, except for usual guarantees in the normal course of business of Debtors under Judicial Reorganization and those provided under Judicial and/or administrative proceedings, without the same guarantees being provided to BNDES, with equal payment priority;

10.1       For purposes of the special obligation referred to in item I of Clause 10 (Special Obligations of Debtors under Judicial Reorganization), the following transactions are exempt from the prohibitions contained in such item, which are expressly permitted:

a)	Reorganization transaction:

i.	Merger of Oi Internet S.A. into Oi or Telemar or Oi Móvel;

ii.	Merger of Oi Móvel into Telemar or into Oi;

iii.	Merger of Telemar into Oi;

iv.	Merger of Paggo Administradora Ltda. into Oi Móvel;

v.	Merger of Brasil Telecom Comunicação Multimídia Ltda. into Telemar or into Oi;

vi.	Merger of Copart 4 into Telemar;

vii.	Merger of Copart 5 into Oi;

viii.	Merger or transfer of assets of SEREDE – Serviços de Rede S.A. into one or more Debtors;

ix.	Merger or transfer of assets of Rede Conecta Serviços de Rede S.A. into one or more Debtors;

x.	Any reorganization that does not cause a material adverse effect on the companies of Oi Group and that does not materially change the nature of the businesses of the companies of Oi Group.

b)	Sale, transfer, disposal or assignment of any assets described in Exhibit III.

c)	Constitution and disposal of five isolated production units (UPIs), namely, UPI Movable Assets, UPI InfraCo, UPI Towers, UPI Data Center and UPI TVCo, as provided in the head provision of Clause 5.3. of the Plan, subject to the provisions of Clauses 4.2.5 of the Plan, as amended, and Clauses 5.2 to 5.4 hereof in relation to UPI Movable Assets.

d)	Possibility of raising new funds by Debtors, in the amount of up to BRL 7 billion, in accordance with the provisions of Clauses 5.5.2 and 5.5.3 of the Plan, as amended.

e)	In addition to the provision in item (d) above, possibility of raising funds, after the judicial ratification of the Plan and its amendment, in the amount of up to BRL 2 billion, as provided for in the definition of “Total Limit of New Funds”.

f)	Possibility of raising credit facilities, by SPE InfraCo, from unsecured creditors, in up to BRL 3 billion, as provided for in the definition of “Total Limit of Partner Creditors Loans”.

10.2       For purposes of the special obligation referred to in item IV of Clause 10 (Special Obligations of Debtors under Judicial Reorganization), Debtors under Judicial Reorganization are considered to be aware in case of:

a)	the receipt of a summons, subpoena or notice, whether judicial or extrajudicial, made by a judicial or administrative authority, whether national or foreign;

b)	the communication of the fact by Debtors under Judicial Reorganization to the competent authority; and

c)	the adoption of a judicial or extrajudicial measure by Debtors under Judicial Reorganization against the breaching party.

10.2       In the cases provided for in item IV of Clause 10 (Special Obligations of Debtors under Judicial Reorganization), Debtors under Judicial Reorganization must, when requested by BNDES and whenever available, provide a copy of any decisions made and any judicial or extrajudicial agreements entered into in the scope of the aforementioned procedures, as well as detailed information on the measures taken in response to such procedures.

10.3       For the purposes of the special obligation referred to in item VII, the following, among others, are considered as measures to prevent the practice of corrupt conduct: the implementation, maintenance and/or improvement of internal control practices and/or systems, including standards of conduct, integrity policies and procedures, in order to ensure faithful compliance with national or foreign legislation applicable to Debtors under Judicial Reorganization and/or their controlled companies.

11.	LIABILITY FOR BUSINESS SUCCESSION - In the event of business succession, any successors of Debtors under Judicial Reorganization will be jointly and severally liable for the obligations arising from this Exhibit.

11.1       Clause 11 (Liability for Business Succession) does not apply if BNDES previously consents to the withdrawal of joint and several liability in the partial spin-off.

11.2       Liability for business succession is not applicable to any successors in the event provided for in Clause 10.1“c” hereof.

12.	REPRESENTATIONS OF DEBTORS UNDER JUDICIAL REORGANIZATION - Debtors under Judicial Reorganization represent, on the date of Approval of the Plan, that:

I - Regarding the legitimacy to make an agreement:

a)	they have full power, authority and capacity to enter into this Exhibit and to fulfill the obligations undertaken herein, having adopted all the necessary corporate measures to authorize the respective execution;

b)	there is no Federal Representative, nor Senator certified or invested in office, exercising a paid function or as one of its owners, controllers or officers, subject to the prohibitions provided for by the Federal Constitution, art. 54, items I and II;

II - Regarding the legal practices:

a)	they comply with the anti-corruption laws, regulations and policies, as well as the determinations and rules issued by any entity or body, whether national or foreign, to which it is subject by legal or contractual obligation, with the purpose of preventing corrupt practices, illegal expenses related to political activity, harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market or the public administration, whether national or foreign, of “laundering” or concealing assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

b)	they are not aware that suppliers, contractors or subcontractors to carry out the project, have performed any act in relation thereto that infringes any of the rules mentioned in subitem “a” of this item;

c)	neither they nor their controlled companies, or any of their respective managers, employees, agents, representatives, or any other person acting on their behalf or for their benefit is currently subject to any embargo administered or enforced by the Brazilian government, the United Nations Security Council or any other jurisdiction applicable to Debtors under Judicial Reorganization or its controlled companies;

d)	neither they nor their controlled companies are incorporated, domiciled or located in a country or territory that is subject to an embargo administered or enforced by the Brazilian government, the United Nations Security Council or any other jurisdiction applicable to Debtors under Judicial Reorganization or its controlled companies;

e)	neither they nor their controlled companies are aware that they are participating or have participated in any negotiations with any person or with any country or territory that, at the time of the negotiation, was or is currently subject to any embargo administered or enforced by the Brazilian government, the United Nations Security Council or any other jurisdiction applicable to Debtors under Judicial Reorganization or its controlled companies;

f)	they are not aware of any facts that have not been expressly declared and which, if known, could adversely affect the decision to grant financing.

III - Regarding the socio-environmental aspects:

a)	they comply with the provisions of the legislation referring to the National Environment Policy and adopt measures and actions aimed at preventing or correcting damage or violations to the environment, safety and occupational medicine that may be caused as a result of the project;

b)	they are in good standing with the environmental agencies, and all licenses, authorizations, grants and the like currently required for the project submitted to BNDES remain valid;

c)	they comply with the legislation applicable to people with disabilities in the execution of the project, in particular the requirements provided for in Law No. 13,146, of July 6, 2015 (Statute of People with Disabilities);

IV - Regarding the tax matters:

a)	they are in compliance with tax obligations, including social, labor and social security contributions.

V - Regarding the guarantees provided:

a)	there was no assignment, binding or constitution of a pledge or encumbrance on the right(s) or revenue(s) given as guarantee to BNDES.

12.1       Debtors under Judicial Reorganization are aware that the misrepresentations provided in the head provision of this Clause may result in the application of the proper legal sanctions, of a civil and criminal nature, in addition to the early maturity of the Exhibit.

12.2       Debtors under Judicial Reorganization shall, whenever requested by BNDES, within up to 30 days from the date of receipt of the notice, expressly reiterate the representations made in this Clause 12, informing any relevant change of fact that causes the representations to cease to be true, consistent, correct or sufficient, until the final settlement of all obligations arising from this Exhibit.

13.	TRANSFER OF SECRECY - Debtors under Judicial Reorganization represent that they are aware that BNDES will provide the Federal Accounting Court (TCU), the Federal Prosecution Office (MPF) and the Ministry of Transparency, Inspection and Control with the information requested by them upon the transfer of the duty of secrecy.

14.	RECIPROCAL POWER OF ATTORNEY - Debtors under Judicial Reorganization hereby, in an irrevocable manner, mutually and reciprocally constitute attorneys-in-fact until the final settlement of the debt hereby confessed, with powers to receive summons, notifications and subpoenas, and even with judicial powers for the jurisdiction in general, which may be delegated to a lawyer, all with respect to any judicial or extrajudicial procedures that are promoted against them by BNDES, as a result of this Exhibit, being able to perform all the acts necessary for the good and faithful performance of this power of attorney.

15.	DEFAULT - In the event of default of the obligations confessed by Debtors under Judicial Reorganization, the provisions of articles 40 to 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause 10 (Special Obligations of Debtors under Judicial Reorganization), item I, shall apply.

16.	EARLY SETTLEMENT OF THE DEBT - In the event of full early settlement of the debt, the guarantees will be released, and the provisions of article 18, paragraph two, of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause 10, item I, shall apply.

17.	SPECIAL OBLIGATIONS OF OI S.A. - OI S.A. hereby ratifies the obligation to maintain, during the term of this Exhibit and until full settlement of the obligations provided for herein, four of the five financial indexes, according to the amounts set forth below, assessed quarterly, always in March, June, September and December, based on the twelve (12) immediately preceding months covered by OI

S.A.’s consolidated financial statements, audited by external auditors registered with the Securities and Exchange Commission:

a)	Total Financial Debt / EBITDA: equal to or lower than 4.0

b)	EBITDA / Service of Debt: equal to or higher than 1.75;

c)	(Short-Term Debt - Cash and Cash Equivalents) / EBITDA: equal to or lower than 0.70;

d)	PL / AT: equal to or higher than 0.25;

e)	[EBITDA - (Income Tax + Social Contribution)] / [Amortizations + (Financial Expenses - Financial Income) - Cash and Cash Equivalents at the end of the previous year]: equal to or higher than 1.30.

17.1       The failure by OI S.A. to comply with two or more of the financial indexes provided for in Clause 17, will result in the blocking of “Withholding Accounts”, pursuant to the Unified Revenue Assignment and Binding Agreement and Other Covenants, of September 20, 2013, as amended, even though the amendment provided for in the final part of Clause 19 of this Exhibit has not been entered into.

17.2       Debtors under Judicial Reorganization may submit to the approval of BNDES the replacement of the blocking of revenues, provided for in Clause 17.1 above, by reinforcing guarantees by pre-existing financial investments, held by Debtors under Judicial Reorganization, in an amount sufficient to comply with the blocking order, which will be released when the agreed financial indexes are reestablished, as determined in Clause 17. Debtors under Judicial Reorganization will be liable for fulfilling all the formalities necessary for the provision of this guarantee, which must be the subject of a specific instrument.

17.3       If it is proven that OI S.A. has not complied with two (2) or more of the financial indexes provided for in Clause 17 in one (1) assessment period, BNDES may choose, within forty-five (45) days after the official disclosure to the market of the results of OI S.A., between:

i)	maintaining the blocking provided for in Clause 17.1; or

ii)	declaring the early maturity of the debt subject of this Exhibit, with the payment of the debt and immediate suspension of any disbursement.

17.4       For purposes of assessing the financial indexes provided for in Clause 17, the following definitions and criteria shall be adopted:

a)	Total Financial Debt = sum of the bookkeeping value of the consolidated monetary debts of OI S.A. with individuals and/or legal entities, including loans and financing with third parties; issue of Debentures, Commercial papers, in the local and/or international capitals market (Bonds, Eurobonds, and others); ‘aval’ guarantees, sureties, pledges or guarantees made; and the sale or assignment of future accounts receivable, if they are counted as obligations in the OI S.A.’s consolidated financial statements;

b)	Net Financial Debt = Total Financial Debt minus the sum of Cash and Cash Equivalents;

c)	EBITDA = sum (without any duplication), for the last four consecutive fiscal quarters, each one an “accounting period”, of (i) the operating result for a given accounting period (adjusted for extraordinary gains or losses); (ii) the following factors that were deducted for the purpose of determining the operating result: (1) consolidated depreciation and amortization occurred in that same accounting period; (2) financial income from other activities inherent to its business, whether it be: operating profit before financial expenses, taxes, depreciation and amortization, according to consolidated financial statements;

d)	Service of Debt = sum of the interest of the Total Debt paid in the last four consecutive fiscal quarters. Exchange and monetary variations on debt and cash and, finally, expenses arising from provisions (which had no impact on cash flow, but only an accounting record) are excluded from this calculation;

e)	Short-Term Debt = sum of the balance of Loans and Financing, Debentures, Promissory Notes (Commercial Papers), securities issued on the international market (Bonds, Eurobonds), recorded in current liabilities;

f)	Cash and Cash Equivalents = funds deposited in Cash and in financial investments, registered in the current assets;

g)	PL = Shareholders’ Equity, including “Minority Interest”;

h)	AT = Total Assets;

i)	Amortizations = sum of Total Debt amortizations paid in the last four consecutive fiscal quarters; and

j)	Income Tax, Social Contribution and Financial Revenue = sum of the amounts recorded in the income statement in the last four consecutive fiscal quarters.

17.5.       Due to the commitment undertaken by the Debtors in Clause 4.2.5 of the Plan, as amended, and in Clauses 5.2 to 5.5 hereof, BNDES agrees that, from the Judicial Ratification of the Amendment to the PRJ and until the financial settlement of the disposal of the UPI Movable Assets or until May 30, 2022, whichever comes first, term which may be subsequently extended by mutual agreement by the Debtors and Secured Creditors, the obligation to comply with the financial indexes provided for in this Clause will be temporarily suspended by BNDES and, therefore, during such period, the failure to comply with by the Debtors within the scope of the enforcement or compliance with the provisions set forth in this Plan will not imply, or will be considered, a non-compliance by the Debtors with the provisions of this Clause.

18.	RATIFICATION OF INDEMNITY ASSIGNMENT IN CASE OF EXTINCTION OF CONCESSION - In order to ensure the payment of any obligations arising from this Exhibit, such as the principal of debt, interest, commissions, conventional penalty, fines and expenses, Debtors under Judicial Reorganization ratify BNDES guarantees related to the credits subject of this Exhibit, under the terms of articles 49, paragraph 1; 50, paragraph 1; and 59, head provision, of Law No. 11,101/2005, especially as to the Indemnity Assignment in Case of Extinction of the Concession, which OI and TELEMAR hereby irrevocably and irreversibly ratify that they assign, in favor of BNDES, the indemnities due to them in case of extinction of the Agreements for Concession of switched fixed telephone services, entered into between OI or TELEMAR and the National Telecommunications Agency - ANATEL, in an amount sufficient to settle the debt confessed in this Exhibit.

18.1       The ratification of the guarantee referred to in Clause 18 (Indemnity assignment in case of extinction of concession) will be formalized through notice to the Granting Authority, through ANATEL, attaching a copy of this Exhibit, for the purposes of article 290 of the Civil Code, as well as requesting that any payment of indemnities in case of termination of the Agreements for Concession of or switched fixed telephony services entered into between OI or TELEMAR and ANATEL be made directly to BNDES, in an amount sufficient to settle the obligations confessed in this Exhibit.

19.	RATIFICATION OF REVENUE BINDING AND ASSIGNMENT - In order to ensure the payment of any obligations arising from this Exhibit, such as the principal of the debt, interest, commissions, conventional penalty, fines and expenses, Debtors under Judicial Reorganization ratify BNDES guarantees related to the credits subject of this Exhibit, under the terms of articles 49, paragraph 1; 50, paragraph 1; and 59, head provision, of Law No. 11,101/2005, especially as to the provisions of the Unified Revenue Assignment and Binding Agreement and Other Covenants, registered under No. 948348, in the Fourth Registry Office of Deeds and Documents of Rio de Janeiro (“Assignment Agreement”), on October 4, 2013, as amended, whereby, and in guarantee of contracted financing, binding revenues from OI, OI MÓVEL and TELEMAR were pledged, that they are obliged to comply faithfully, until the full payment of credits with BNDES subject to the Judicial Reorganization Plan and confessed in this Exhibit, remaining fully valid and effective, but required to be amended, within ninety days from the Judicial Ratification of the Plan, in order to, ratifying the other contractual provisions, change the wording of clause eight of the Assignment Agreement in order that the financial indexes set forth therein by reference to the financing agreements are hereby indicated by reference to Clause 17 of this Exhibit 4.2.4, by means of which such financial indexes are ratified, as well as the wording of the paragraph four of Clause Nine to update the information provided for therein for the purposes of article 1,424 of the Civil Code, pursuant to Exhibit II to this Exhibit 4.2.4.

20.	EARLY MATURITY - BNDES may establish the early maturity of the credit governed by this Exhibit, with the immediate payment of the debt or the conversion of the Judicial Reorganization to Bankruptcy, under the terms of articles 61, paragraph 1, and 73, IV, of Law No. 11,101/05, in the applicable period, if, in addition to the cases provided for in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause 10 (Special Obligations of Debtors under Judicial Reorganization), item I, the following are proven by BNDES:

a)	the existence of a final judgment by virtue of the practice of acts, by Debtors under Judicial Reorganization, which imply child labor, slave labor or crime against the environment;

b)	misrepresentations in Clause 12 (Representations of Debtors under Judicial Reorganization);

c)	the inclusion, in a corporate agreement, bylaws or articles of association of Debtors under Judicial Reorganization or the companies that control it, of a provision whereby a special quorum is required for deliberation or approval of matters that limit or restrict the control of any of such companies by the respective controllers, or even the inclusion in such documents of a provision that imply:

i)	restrictions on the capacity of Debtors under Judicial Reorganization to grow or their technological development;

ii)	restrictions on access by Debtors under Judicial Reorganization to new markets; or restrictions or impairment of the ability to pay financial obligations arising from this transaction;

d)	the extinction of the licenses granted to Debtors under Judicial Reorganization, by the National Telecommunications Agency - ANATEL, for the exploitation of telephone services.

20.1       The debt provided for in this Exhibit will also have early maturity, with the payment of the debt, on the date of the certification as a Federal Representative or Senator, of a person who exercises a paid function in Debtors under Judicial Reorganization, or are one of their owners, controllers or officers, persons involved in the prohibitions provided for by the Federal Constitution, article 54, items I and II. There will be no incidence of default charges, provided that the payment occurs within five (5) business days from the date of the certification, under penalty of not incurring the charges provided for the cases of early maturity by virtue to default.

20.2       The declaration of early maturity based on the provision in item “a” will not occur if the imposed reparation is made or while the sentence imposed on Debtors under Judicial Reorganization is being enforced, subject to due legal proceeding.

21.	SUSPENSION OF OBLIGATIONS - Beginning on the day of an Suspension of Obligations Event and ending on a Reversal Date (as defined below) (referred to as the “Suspension Period”) with respect to this Agreement, the obligations listed below will no longer apply to this Agreement (“Suspended Obligations”):

(1)	Hypothesis of Mandatory Early Payment, provided for in Clause 6 hereof;

(2)	Restriction on Dividend Payments, provided for in Clause 7 hereof;

21.1.       In any period of time, if two (2) of the following rating agencies (Standard & Poor’s, Fitch Ratings or Moody’s) rank Oi with an investment grade and no breach or Early Maturity Event has occurred, the obligations listed in the Suspension of Obligations clause will be suspended (“Suspension of Obligations Event”). If, on any subsequent date (“Reversal Date”), one (1) or both rating agencies cancel the investment grade ratings or reduce Oi’s ratings below the investment grade, the Suspended Obligations will again apply. Debtors under Judicial Reorganization must notify BNDES by letter of the occurrence of a Suspension of Obligations Event or of the Reversal Date.

22.	FILING FINE - In the event of judicial collection of the debt confessed in this Exhibit, Debtors under Judicial Reorganization will pay a fine of ten percent (10%) on the principal and charges of debt, in addition to extrajudicial, judicial expenses and attorney’s fees, due from the date of filing of the judicial collection remedy.

23.	JOINT AND SEVERAL LIABILITY - Debtors are jointly and severally liable for complying with all the obligations set forth in this Exhibit, as provided for in clause 3.1.1.2 of the Judicial Reorganization Plan.

24.	JURISDICTION - The parties hereby elect the Courts of Rio de Janeiro and the head office of BNDES to settle disputes arising from this exhibit, which cannot be resolved out of court.

25.	FINAL PROVISIONS - The other general provisions of the Plan, of which this Exhibit is an integral part, shall apply provided that they are not in conflict herewith.

25.1       The provisions hereof, including the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause 10 (Special Obligations of Debtors), item I, will always prevail over the Plan with respect to BNDES credits governed by this Exhibit.

EXHIBIT I - DEFINITIONS IN EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP - CONDITIONS APPLICABLE TO CREDITS FROM THE BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES

Terms defined for Exhibit 4.2.4, which will have the meaning below:

“Amendment to the PRJ” means a request for Amendment to the Judicial Reorganization Plan of Oi Group (“Amendment to the Plan”) submitted by Oi Group, which was ratified in court (“Original Plan” and “Amendment to the PRJ”, together referred to as “Plan”).

“Total Assets” means the total value of Oi’s consolidated assets, as defined as “Total assets” in Oi’s consolidated balance sheet, at the end of the most recently completed fiscal quarter or full annual period for which Oi’s published financial statements are available.

“CAPEX“ means investments made to acquire physical assets or services that will expand the Oi’s (consolidating its controlled companies) capacity to generate profit. It is an abbreviation for “capital expenditure“.

“Relevant Controlled Company” means any of the Debtors.

“Regulatory Agencies Pre-Petition Credits” means non-tax Pre-Petition Credits held by regulatory agencies or arising from obligations imposed due to resolutions from regulatory agencies, including ANATEL. The Regulatory Agencies Pre-Petition Credits do not include potential administrative fines already considered not owed by a decision rendered by the Superior Court of Justice.

“Financial Credits” means Credits arising from transactions carried out within the scope of the National Financial System with financial institutions.

“Debtors under Judicial Reorganization” means OI S.A. - UNDER JUDICIAL REORGANIZATION, a publicly held corporation with its head office at Rua do Lavradio, 71, Centro, ZIP CODE: 20230-070, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the CNPJ/MF under No. 76.535.764/0001-43, herein duly represented pursuant to its bylaws; TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION, a closely held corporation, enrolled with the CNPJ/MF under No. 33.000.118/0001-79, with its head office and principal place of business at Rua do Lavradio, 71, Centro, ZIP CODE: 20230-070, in the city of Rio de Janeiro, State of Rio de Janeiro; and OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION, a closely held corporation, enrolled with the CNPJ/MF under No. 05.423.963/0001-11, with its head office and principal place of business at Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília - DF, ZIP CODE: 70713-900.

“Business Day”: means any day when the banks are open in the city of Rio de Janeiro.

“Total Consolidated Debt” means Oi’s consolidated Indebtedness.

“Indebtedness” means the sum of the balance of loans and financing, debentures, promissory notes (commercial papers) and securities issued in the international market

(bonds, eurobonds), recorded in liabilities (whether current and non-current), as well as the balance of derivative instruments recorded in assets or liabilities (whether current and non-current) of Oi’s consolidated balance sheet. For the avoidance of doubt, “Indebtedness” will not include any obligations due in relation to the “Program for Fiscal Recovery - REFIS”, the “Special Tax Installment Program - State REFIS” and the “Special Installment Program - PAES”, any other agreement for payment of tax entered into with any Brazilian governmental entity, as well as any payment obligations to regulatory agencies and/or any other agreement for payment that are due to any creditor that, before the Date of Ratification of the Judicial Reorganization, was not considered in the Indebtedness calculation.

“Encumbrance” means mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any condition of sale or other property or lease reservation agreement or any agreement to give any security interest).

“Oi Group” means Oi and its Controlled Companies.

“OPEX” means the result of the ongoing costs that a company has to maintain itself operational. It is an abbreviation for “operational expenditure”.

“Original Judicial Reorganization Plan” or “Original Plan” means the Judicial Reorganization Plan of Oi, Telemar, Oi Móvel, Copart 4, Copart 5, PTIF and OI Coop, ratified in court in the case records of the Judicial Reorganization proceedings pending before the 7th Business Court of the Judicial District of the Capital City of Rio de Janeiro, under No. 0203711-65.2016.8.19.001.

“Person” means an individual, partnership, corporation, limited liability company, business trust, mixed capital company, trust, association, joint venture or any nation or government, any state, province or other political subdivision accordingly, any central bank (or similar regulatory and monetary authority) in this regard, and any entity exercising executive, legislative, judicial, regulatory or administrative functions or relating to the government.

“Debtors” means Oi S.A. - Under Judicial Reorganization (“Oi”), Telemar Norte Leste S.A. - Under Judicial Reorganization (“Telemar”), Oi Móvel S.A. - Under Judicial Reorganization (“Oi Móvel”), Copart 4 Participações S.A. - Under Judicial Reorganization, Copart 5 Participações S.A. - Under Judicial Reorganization, Portugal Telecom International Finance B.V. - Under Judicial Reorganization and Oi Brasil Holdings Cooperatief UA - Under Judicial Reorganization (each of them individually referred to as “Debtor” and, collectively, “Debtors”).

EXHIBIT II TO EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP - CONDITIONS APPLICABLE TO CREDITS FROM THE BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES

AMENDMENT TO THE UNIFIED REVENUE ASSIGNMENT AND BINDING AGREEMENT AND OTHER COVENANTS ENTERED INTO BY AND AMONG THE BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES, TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION, OI S.A. – UNDER JUDICIAL REORGANIZATION AND OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION, WITH THE FOLLOWING INTERVENING THIRD PARTIES:

BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES, hereinafter simply referred to as BNDES, a federal public company, with its head office in Brasília, Federal District, in this City, at Avenida República do Chile n° 100, enrolled with CNPJ under No. 33.657.248/0001-89, by its undersigned representatives;

OI S.A. – UNDER JUDICIAL REORGANIZATION, a corporation with its head office in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua do Lavradio nº 71, 2º andar, Centro, ZIP CODE 20230-070, enrolled with CNPJ under No. 76.535.764/0001-43, by its undersigned representatives, hereinafter simply referred to as OI S.A.;

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION, a corporation with its head office Rio de Janeiro, State of Rio de Janeiro, at Rua do Lavradio nº 71, 2º andar, Centro, ZIP CODE 20230-070, enrolled with CNPJ under No. 33.000.118/0001-79, by its undersigned representatives, hereinafter simply referred to as TELEMAR;

OI MÓVEL S.A. - UNDER JUDICIAL REORGANIZATION, hereinafter referred to as OI MÓVEL, with its head office in Brasília, Federal District, Setor Comercial Norte, Quadra 03, Bl. A, Ed. Estação Telefônica, Térreo, Parte 2, Brasília/DF, ZIP CODE 70.713-900, enrolled with CNPJ under No. 05.423.963/0001-11, by its undersigned representatives, hereinafter simply referred to as OI MÓVEL;

and, collectively, OI MÓVEL, OI S.A. and TELEMAR are referred to as BENEFICIARIES, DEBTORS or DEBTORS UNDER JUDICIAL REORGANIZATION, and

BANCO DO BRASIL S.A., hereinafter referred to as BANCO DO BRASIL or CENTRALIZING BANK, a financial institute with its head office in Brasília, Federal District, through its branch in the city of São Paulo, Large Corporate 3070, prefix 3070-8, located at Av. Paulista, 2300, 2° andar, enrolled with CNPJ under No. 00.000.000/1947-00, by its undersigned representatives.

WHEREAS:

1.	BNDES and BENEFICIARIES have entered into certain Credit Facility Agreements No. 09.2.1169.1, of December 8, 2009; No. 09.2.1168.1, of December 8, 2009; No. 09.2.1170.1, of December 8, 2009; No. 09.2.1171.1, of December 8, 2009; No. 12.2.1236.1, of December 17, 2012, as amended, which are collectively referred to as FINANCING;

2.	In order to ensure the fulfillment of the obligations undertaken with BNDES in the FINANCING, BNDES, TELEMAR, OI and OI MÓVEL, and CENTRALIZING BANK as intervening party, entered into, on September 20, 2013, the UNIFIED REVENUE ASSIGNMENT AND BINDING AGREEMENT AND OTHER AGREEMENTS, by private instrument registered under No. 948348, on October 4, 2013, in the 4th Registry Office of Deeds and Documents of Rio de Janeiro - RJ, with Amendment No. 1 entered into on October 8, 2013, by private instrument registered on March 18, 2014, under No. 954886, in the 4th Registry Office of Deeds and Documents of the City of Rio de Janeiro, and Amendment No. 2 entered into on August 14, 2015, by private instrument registered on December 10, 2015, under No. 981894, in the 4th Registry Office of Deeds and Documents of the City of Rio de Janeiro, hereinafter referred to as “ASSIGNMENT AGREEMENT”;

3.	On June 20, 2016, the Judicial Reorganization of OI, TELEMAR, OI MÓVEL, COPART 4 PARTICIPAÇÕES S.A., COPART 5 PARTICIPAÇÕES S.A., PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. and OI BRASIL HOLDINGS COOPERATIEF U.A., collectively referred to as “OI GROUP” or “DEBTORS”, was filed, which is pending before the 7th Business Court of the Judicial District of the Capital City of Rio de Janeiro - RJ (Judicial Reorganization Proceedings 0203711-65.2016.8.19.0001);

4.	On September 20, 2016, a public notice was published containing the decision granting the processing of the Judicial Reorganization and the first nominal list of creditors, in which BNDES appears in the Class of Secured Creditors (Class II) for the value of the FINANCING;

5.	The Debtors filed a judicial reorganization plan, which was ratified in court in the case records of the judicial reorganization proceedings pending before the 7th Business Court of the Judicial District of the Capital City of Rio de Janeiro, under No. 0203711-65.2016.8.19.001 (“Original Plan”).

6.	In addition, in 2020, a request for Amendment to the Judicial Reorganization Plan of Oi Group (“Amendment to the PRJ”) was submitted and ratified in court (“Original Plan” and “Amendment to the Plan”, together referred to as “Judicial Reorganization Plan”).

7.	The granting of the judicial reorganization under the terms of the Plan, as amended, will give rise to the novation of the FINANCING, to be paid under the terms of Exhibit 4.2.4 to the Plan, from the date of the Judicial Ratification of the Amendment to the PRJ, as defined in the Plan;

8.	Under the terms of article 49, paragraph 1; 50, paragraph 1; and 59, head provision, of Law No. 11,101/2005, DEBTORS UNDER JUDICIAL REORGANIZATION have fully ratified the guarantees contracted with BNDES through FINANCING, in order to ensure the payment of any obligations subject to the Plan, such as the principal of the debt, interest, commissions, conventional penalty, fines and expenses that, due to the recovery novation, are also included in the concept of FINANCING;

9.	As agreed in the Plan, the Parties amend the ASSIGNMENT AGREEMENT to adapt Clause Eight to the terms of Exhibit 4.2.4 to the Plan, which now provides in Clause 17 the financial indexes previously provided for in the FINANCING;

The parties hereby agree to amend the ASSIGNMENT AGREEMENT, of which this instrument becomes an integral part, for all purposes and effects of Law, according to the following clauses:

ONE
PURPOSE

The purpose of this Amendment is to adjust in the ASSIGNMENT AGREEMENT the references to the financial indexes already provided for in the original FINANCING instruments, which are now provided for in Exhibit 4.2.4 to the Plan, adapting the content of the head provision of Clause EIGHT of the ASSIGNMENT AGREEMENT, as well as to update the balance value of the FINANCING described in the ASSIGNMENT AGREEMENT, amending the content of Paragraph Four of Clause NINE of the ASSIGNMENT AGREEMENT.

TWO
AMENDMENT

In view of the agreement hereby entered into by and between BNDES, the BENEFICIARIES and BANCO DO BRASIL, the following amendments are set forth:

I - Amendment of the head provision of Clause EIGHT, which shall hereinafter be in force with the following wording:

“EIGHT

FREEZING IN WITHHOLDING ACCOUNT

The equivalent of six (6) times the GREATEST INSTALLMENT shall be blocked in all WITHHOLDING ACCOUNTS, in the event of non-compliance with two (2) or more of the financial indexes provided for in Clause 17 of Exhibit 4.2.4 to the Plan, as provided in Clause 19 of Exhibit 4.2.4 to the Plan.

II - Amendment of Paragraph Four of Clause NINE, which shall hereinafter be in force with the following wording:

“PARAGRAPH FOUR

As provided for in article 1,424 of the Brazilian Civil Code, this ASSIGNMENT AGREEMENT includes the Interest Clauses of the FINANCING until June 20, 2016 and of Exhibit 4.2.4 to the Plan, from the date of Judicial Ratification of the Plan on the value of credit qualified. The principal amount of each FINANCING and the date of their original maturities are detailed in the table below, and the terms of the Plan and especially Exhibit 4.2.4 must be observed, within which the credit subject to the Judicial Reorganization arising from the FINANCING amounts to three billion, three hundred and twenty-six million, nine hundred and fifty-one thousand, five hundred and twenty-five Reais and thirty centavos (BRL 3,326,951,525.30), on the date of the request for judicial reorganization, with a term of 180 months from the date of ratification of the Plan as final maturity:

Beneficiaries	Agreement No.	Principal Amount of the FINANCING	Original Maturity of the Agreement	New Maturity of the Agreement[1]
09.2.1169.1	R$ 2,371,424,000.00	12/15/2018	[•]
OI MÓVEL	09.2.1168.1	R$ 642,196,000.00	12/15/2018	[•]
OI S.A.	09.2.1170.1	R$ 623,445,000.00	12/15/2018	[•]
OI MÓVEL	09.2.1171.1	R$ 766,018,000.00	12/15/2018	[•]
BENEFICIARIES	12.2.1236.1	R$ 5,417,640,000.00	07/15/2021	[•]

THREE
RATIFICATION

The parties hereto and BANCO DO BRASIL hereby ratify all Clauses and Conditions of the ASSIGNMENT AGREEMENT, provided that they do not conflict with the provisions of this Amendment, maintaining the guarantees agreed in such Agreement, not entailing into a novation.

FOUR
REGISTRATION

BENEFICIARIES agree to annotate this Amendment on the margin of the records referred in the preamble hereof, which must be proven to BNDES within sixty (60) days, counted from the date hereof.

IN WITNESS WHEREOF, the parties execute this instrument in six (6) counterparts of equal content and for one sole purpose, in the presence of the undersigned witnesses.

Rio de Janeiro, [blank] [blank], [blank]

[blank]	[blank]

BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES

1 180 months from the date of ratification of the Plan.

[blank]	[blank]

OI S.A. – UNDER JUDICIAL REORGANIZATION

[blank]	[blank]

OI MÓVEL S.A. - UNDER JUDICIAL REORGANIZATION

[blank]	[blank]

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION

[blank]	[blank]

BANCO DO BRASIL S.A.

WITNESSES:

[blank]	[blank]
Name: [blank]	Name: [blank]
ID: [blank]	ID: [blank]
CPF: [blank]	CPF: [blank]

EXHIBIT III TO EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP - CONDITIONS APPLICABLE TO CREDITS FROM THE BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT - BNDES

List of assets that may be disposed of, directly or indirectly

1.	UNITEL, S.A., a company under Angola law, with tax identification number 5410003144, enrolled with the Commercial Registry Office of Luanda under number 44/199, with its head office in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2.	BRASIL TELECOM CALL CENTER S.A., a corporation enrolled with CNPJ/MF under No. 04.014.081/0001-30 and with the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, with its head office at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the city of Goiânia, State of Goiás, ZIP CODE 74.845-090.

3.	TIMOR TELECOM, S.A., a corporation, legal entity No. 1014630, enrolled with the National Domestic Trade Office under number 01847/MTCI/XI/2012, with its head office at Rua Presidente Nicolau Lobato, Timor Plaza, 4° andar, in Díli, East Timor.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification of the lack of impediments or prohibitions of an administrative or judicial nature:

•	BR 101 KM 205 (Barreiros/Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

•	Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

•	Rua CelGenuino, in the State of Rio Grande do Sul and registered under enrollments No. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

•	Avenida Lauro Sodre n° 3290, in the State of Rondônia and registered under enrollment No. 24743;

•	Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

•	Rua Neo Alves Martins n° 2263, in the State of Paraná and registered under enrollment No. 58948;

•	Travessa Teixeira de Freitas n° 75 (Complexo Merces F), in the State of Paraná and registered under enrollments No. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

•	Avenida Teixeira de Freitas n° 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

•	Rua Visconde Nacar n° 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

•	Rua Visconde do Rio Branco n° 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

•	Avenida Goias, in the State of Goiás and registered under enrollments No. 42.041 and 42.042;

•	Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollments No. 46.241, 46.242, 46.243 and 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria n° 85/ R.S.L. Gonzaga n° 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

•	Estr. Pau da Fome n° 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

•	Rua dos Limoeiros n° 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

•	Camaragibe - Estrada de Aldeia - Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

•	Rua do Príncipe n° 156 e n° 120, in the State of Pernambuco and registered under enrollment No. 24857;

•	Rua Itambe n° 200, in the State of Minas Gerais and registered under enrollment No. 38227;

•	Rua Vitorio Nunes Da Motta n° 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

•	Rua Silveira Martins, Cabula, n° 355 in the State of Bahia and registered under enrollment No. 76908;

•	Rua Prof. Anfrisia Santiago n° 212, State of Bahia and registered under enrollment No. 12798;

•	Avenida Getulio Vargas - BL. A, n° 950, in the State of Amazonas and registered under enrollment No. 14610;

•	Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

•	Rua Senador Pompeu, n° 119 - 5° andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

•	Rua Alexandre Mackenzie, n° 75, Centro, in the City and State of Rio de Janeiro and registered under enrollments No. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, n° 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

•	Rua Araribóia, n° 140, São Francisco, in the City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

•	Rua Assai, s/n, Jardim Pindorama, in the City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

•	Rua Sena Madureira, n° 1070, in the City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollments No. 24.969, 24.970, 24.971, 24.972 and 24.973;

•	Av Nicanor de Carvalho, n° 10, in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

•	Pq. Triunfo de Cotegipe, S/N - João Dantas, in the City of Alagoinhas, State of Bahia and registered under enrollment No. 775;

•	Estrada Velha do Amparo, KM 4, in the City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

•	Av. Prudente de Morais, n° 757 B, Bairro Tirol, in the City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

•	Av. Afonso Pena, n° 583, in the City of Manaus, State of Amazonas and registered under enrollment No. 7496;

•	Rua Leitão da Silva, n° 2.159, Itararé (CONJED), in the City of Vitória, State of Espírito Santos and registered under enrollments No. 46.977 and 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in the City of Brasília, Distrito Federal and registered under enrollment No. 801;

•	Rua Padre Pedro Pinto ne1460, Venda Nova (ISFAP), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

•	Rua 2 De Setembro, n° 733, Campo De Futebol, in the City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, in the City of Russas, State of Ceará and registered under enrollment No. 180;

•	Rua Correa Vasques, 69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollments No. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5 - Bairro Aarão Reis/São Gabriel (PUC MINAS), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.